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                                                                    EXHIBIT 5.1

                             Greenberg Traurig, P.A.
                              1221 Brickell Avenue
                              Miami, Florida 33131

                                                              December 17, 2001

RailAmerica, Inc.
5300 Broken Sound Boulevard, N.W.
Boca Raton, Florida  33487

Ladies and Gentlemen:

         We have acted as counsel for RailAmerica, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-4 (the "Registration Statement") being filed by the Company under the Securities Act of 1933, as amended, with respect to the issuance by the Company of up to an aggregate of $30,000,000 of shares (the "Shares") of the Company's common stock, par value $.001 per share (the "Common Stock"). The Shares are to be issued in exchange for shares of common stock, of ParkSierra Corp., a California corporation ("ParkSierra"), pursuant to an Amended and Restated Agreement and Plan of Merger dated as of November 26, 2001 (the "Merger Agreement") by and among the Company, ParkSierra Acquisition Corp., a wholly-owned subsidiary of the Company and a Delaware Corporation ("Acquisition Corp"), and ParkSierra. The Merger Agreement provides for the merger of Acquisition Corp with and into ParkSierra.

         In connection with the preparation of the Registration Statement and this letter, we have examined, considered and relied upon the following documents (collectively, the "Documents"): the Company's Certificate of Incorporation (as amended) as filed with the Secretary of State of the State of Delaware; the Company's bylaws and corporate minute book; and such other documents and matters of law as we have considered necessary or appropriate for the expression of the opinions contained herein.

         In rendering the opinions set forth below, we have assumed without investigation the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the veracity of the Documents. As to questions of fact material to the opinions hereinafter expressed, we have relied upon the representations and warranties of the Company made in the Documents.

         Based solely upon and subject to the Documents, and subject to the qualifications set forth below, we are of the opinion that the Shares being issued by the Company pursuant to the Registration Statement have been duly authorized and, when issued pursuant to the terms of the Merger Agreement, will be validly issued and fully paid and nonassessable.

         Although we have acted as counsel to the Company in connection with certain other matters, our engagement is limited to certain matters about which we have been consulted. Consequently, there may exist matters of a legal nature involving the Company in connection with which we have not been consulted and have not represented the Company. This opinion letter is limited to the matters stated herein and no opinions may be implied or inferred beyond the matters expressly stated herein. The opinions expressed herein are as of the date hereof, and we assume no obligation to update or supplement such opinions to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the caption "Legal Matters" in the prospectus contained in the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

                                             Very truly yours,
                                             GREENBERG TRAURIG, P.A.


                                             By: /s/ Gary Epstein
                                                ------------------------------
                                                     Gary Epstein